UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2016

ACTIVECARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53570	87-0578125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1365 West Business Park Drive, #100 Orem, Utah 84058
(Address of Principal Executive Offices)

(877) 219-6050
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Securities Purchase Agreement, Note, and Warrant.

On September 19, 2016, ActiveCare, Inc., a Delaware corporation (the "Company"), entered into a Securities Purchase Agreement (the "Purchase Agreement") with JMJ Financial, a Nevada sole proprietorship ("JMJ," and together with the Company, the "Parties"). Pursuant to the Purchase Agreement, JMJ purchased from the Company (i) a Promissory Note in the aggregate principal amount of up to $1,500,000 (the "Note") due and payable on the earlier of November 30, 2016 or the third business day after the closing of the Public Offering, and (ii) a Common Stock Purchase Warrant (the "Warrant") to purchase 10,000,000 shares of the Company's common stock ("Common Stock") at an exercise price per share equal to the lesser of (i) 80% of the per share price of the Common Stock in the Company's contemplated public offering of securities (the "Public Offering"), (ii) $0.05 per share, (iii) 80% of the unit price in the Public Offering (if applicable), or (iv) the exercise price of any warrants issued in the Public Offering. Additionally, pursuant to the Purchase Agreement, the Company will issue JMJ $200,000 worth of Common Stock ("Origination Shares") on the 5th trading day after the pricing of the Public Offering, but in no event later than December 15, 2016. The number of Origination Shares will equal $200,000 divided by the lowest of (i) the lowest daily closing price of the Common Stock during the ten days prior to delivery of the Origination Shares or during the ten days prior to the date of the Purchase Agreement (in each case subject to adjustment for stock splits), (ii) 80% of the common stock offering price of the Public Offering, (iii) 80% of the unit price offering price of the Public Offering (if applicable), or (iv) the exercise price of any warrants issued in the Public Offering

In accordance with its terms, the Purchase Agreement became effective (the "Effective Date") upon (i) execution by the Parties of the Purchase Agreement Note, the Warrant, and (ii) delivery of an initial advance pursuant to the Note of $500,000, which occurred on September 19, 2016 (the "Initial Advance"). Pursuant to the Note, JMJ is obligated to provide the Company an additional $500,000 advance under the Note as certain milestones, contained within the Note, are achieved (the "Additional Advance"). JMJ may make further advances of up to $500,000 under the Note, in such amounts and at such times as the Parties may agree (each, a "FurtherAdvance"). In the event of an Additional Advance or  Further Advance, the Company shall deliver an additional warrant within three days of such advances in the form of the Warrant (the "Additional Warrant"), with the following terms: (i) an aggregate exercise amount equal to 100% of the principal sum attributable to the Additional Advance or Further Advance, respectively (ii) at the per share exercise price then in effect on the Warrant, and (iii) the number of shares for which the Additional Warrant is exercisable equal to the aggregate exercise amount for the Additional Warrant divided by the exercise price. JMJ may, at its election, exercise the Warrant, and each Additional Warrant, if any, pursuant to a cashless exercise.
If the Company fails to repay the balance due under the Note, or issues a Variable Security (as defined in the Note)  up to and including the date of the closing of the Public Offering, JMJ has the right to convert all or any portion of the outstanding Note into shares of Common Stock, subject to the terms and conditions set forth in the Note.  All amounts due under the Note become immediately due and payable upon the occurrence of an event of default as set forth in the Note.

The foregoing descriptions of the Purchase Agreement, the Note, and the Warrant do not purport to be complete and are qualified in their entirety by the terms and conditions of such documents. Copies of the Purchase Agreement, the Note, and the Warrant are attached hereto as Exhibits 10.1, 10.2, and 4.1, respectively, and are incorporated herein by reference.

Partners for Growth IV, L.P. Loan Forbearance.

On September 9, 2016, the Company and Partners for Growth IV, L.P., a Delaware limited partnership ("PFG") entered into a Forbearance Loan and Security Agreement (the "Forbearance Agreement"). Pursuant to the terms of the Forbearance Agreement, PFG will forbear from exercising remedies (the "Forbearance") with regard to certain breaches of agreements between the Company and PFG, including the Loan and Security Agreement, dated as of February 19, 2016, between the Company and PFG, and those certain security agreements entered into in connection therewith (collectively, the "Existing PFG Agreements"). Additionally, pursuant to the Forbearance Agreement, PFG has provided the Company with the consent required under the Existing PFG Agreements to enter into the Purchase Agreement with JMJ and issue the Note and the Warrant thereunder. The Forbearance, subject to the terms of the Forbearance Agreement, will last through October 31, 2016, and encompasses only specific breaches as described in the Forbearance Agreement.

The foregoing descriptions of the Forbearance Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of such document. A copy of the Forbearance Agreement is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Conditional Warrant Cancellation Agreement.

On September 19, 2016, in connection with the Forbearance Agreement, the Company, PFG, SVB Financial Group, and PFG Equity Investors, LLC (the "Warrant Holders") entered into a Conditionally-Effective Warrant Cancellation Agreement (the "Warrant Cancellation Agreement").  Pursuant to the terms of the Warrant Cancellation Agreement, upon the Company's consummation of an equity financing of at least $15,000,000, the Warrant Holders agree to terminate and cancel the warrants they currently hold to purchase an aggregate of up to 12,015,350 shares of the Company's Common Stock.  As an inducement to enter into the Warrant Cancellation Agreement, the Warrant Holders will receive upon termination and cancelation of the warrants an aggregate of 5,400,000 shares of the Company's Common Stock in the amounts described in the Warrant Cancellation Agreement.  Additionally, if the Warrant Holders terminate and cancel the warrants, the Company will issue PFG a new unsecured promissory note in the form of Schedule B to the Warrant Cancellation Agreement (the "PFG Note").  In the event of issuance, the PFG Note will have an initial principal amount of $180,000 and will not bear cash interest.  In lieu of cash interest, the principal of the PFG Note will increase in the amount $3,333.34 each month until the maturity date.

The foregoing description of the Warrant Cancellation Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of such document. A copy of the Warrant Cancellation Agreement is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

These securities were not registered under the Securities Act of 1933, as amended (the "Securities Act"), but qualified for exemption under Section 4(a)(2) of the Securities Act. The securities were exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities by the Company did not involve a "public offering," as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, this investor had the necessary investment intent as required by Section 4(a)(2) of the Securities Act since they agreed to, and will receive, share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

4.1*	Common Stock Purchase Warrant, dated September 19, 2016, issued by the Company in favor of JMJ Financial

10.1*	Securities Purchase Agreement, dated September 19, 2016, between JMJ Financial and the Company

10.2*	Promissory Note, dated September 19, 2016, issued by the Company in favor of JMJ Financial

10.3*	Loan Forbearance Agreement, dated September 9, 2016, between Partners for Growth IV, L.P. and the Company

10.4*	Conditionally-Effective Warrant Cancellation Agreement, dated September 19, 2016, by and among Partners for Growth IV, L.P., SVB Financial Group, PFG Equity Investors, and the Company

 *filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIVECARE, INC.

Date: September 23, 2016	By:	/s/ Jeffrey Peterson
Jeffrey Peterson
Chief Executive Officer